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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: JUNE 21, 2001

                            GENERAL AUTOMATION, INC.

                                    Delaware
                 (State or other jurisdiction of incorporation)

       0-5260                                             95-2488811
(Commission File No.)                          (IRS Employer Identification No.)

                              17731 Mitchell North
                            Irvine, California 92614
                                 (949) 250-4800





Item 4. Change in Registrant's Certifying Accountant.

         (a) Previous independent accountants

                  (i) On June 21, 2001, the Registrant elected to replace Cacciamatta Accountancy Corporation as its independent accountants.

                  (ii) The reports of Cacciamatta Accountancy Corporation on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the report for the years ended September 30, 1999 and 2000 included a paragraph expressing substantial doubt as to the Company's ability to continue as a going concern.

                  (iii) The Registrant's audit committee and Board of Directors participated in and approved the decision to change independent accountants.


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                  (iv) During the Registrant's two most recent fiscal years and through the date of this report, there have been no disagreements with Cacciamatta Accountancy Corporation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cacciamatta Accountancy Corporation would have caused them to make reference thereto in their report on financial statements.

                  (v) During the two most recent fiscal years and through March 31, 2001, there have been no reportable events (as defined in Regulation S-K
Item 304(a)(1)(v)).

                  (vi) The Registrant has requested that Cacciamatta Accountancy Corporation furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the above statements. A copy of such letter, dated June 26, 2001, is filed as Exhibit 16.0.

(b) New independent accountants

         (i)The Registrant engaged McKennon, Wilson & Morgan LLP as its new independent accountants as of June 21, 2001. During the two most recent fiscal years and through March 31, 2001, the Registrant has not consulted with McKennon, Wilson & Morgan LLP on items which (1) are described in Regulation S-K
Item 304(a)(2)(i) or (2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K
Item 304(a)(2)(ii).


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Item 7. Financial Statements and Exhibits.

        (c)    Exhibits

                  16.0 Letter dated June 26, 2001 from Cacciamatta Accountancy Corporation, the Registrant's former accountants, to the SEC.


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       General Automation, Inc.

Dated: June 26, 2001                   By: /s/ Jane Christie
                                           -----------------------
                                           Jane Christie
                                           Chief Executive Officer


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